PRESS RELEASE	Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	JOHN P. NELSON
PRESIDENT
(515) 232-6251

July 29, 2019

AMES NATIONAL CORPORATION SIGNS A STOCK PURCHASE AGREEMENT TO ACQUIRE IOWA STATE SAVINGS BANK IN CRESTON, IOWA

Ames, Iowa. On July 29, 2019, Ames National Corporation entered into a Stock Purchase Agreement to acquire Iowa State Savings Bank in Creston, Iowa.  The Agreement provides for the purchase of 100% of the outstanding stock of Iowa State Savings Bank, which has assets of approximately $207 million, including loans of roughly $141 million; deposit accounts of approximately $184 million and stockholder’s equity of $19.5 million. Following the stock acquisition, Iowa State Savings Bank will remain a separately chartered bank.

"We're excited about the synergy that this partnership will create,” said John P. Nelson, President and Chief Executive Officer at Ames National Corporation. “Community banking with local decisions is the basis of our banking philosophy. It’s clear that Iowa State Savings Bank shares this same philosophy of delivering local, responsive service and serving the community. This approach has served our banks and customers well over the past 44 years as Ames National Corporation has grown to over $1.4 billion in assets.”

Adam Snodgrass, CEO of Iowa State Savings Bank commented, “Joining Ames National Corporation as an independently chartered bank is a great opportunity that will provide benefits for our customers, communities and staff.  This agreement means Iowa State Savings Bank will remain Iowa State Savings Bank with local decisions, no name change, no account changes, and the current management team continuing to lead the bank.” Snodgrass continued, “Headquartered in Iowa, Ames National Corporation has a reputation of being financially strong, customer-centric, and focused on maintaining community banking values. We are looking forward to working with the Ames National Corporation team as we continue to serve South Central and Southwest Iowa.”

Nelson noted, "With our strong capital position, Ames National Corporation is actively seeking growth opportunities to enhance shareholder value, and we believe the Iowa State Savings Bank will be an excellent fit for our community banking model.”

The transaction is expected to close in the fourth quarter of 2019, subject to regulatory approval and other customary closing conditions.

About Ames National Corporation

Ames National Corporation is listed on the NASDAQ Capital Market under the ticker symbol, ATLO. The Corporation affiliate banks include: First National Bank, Ames, Boone Bank & Trust Co., Boone, State Bank & Trust Co., Nevada, Reliance State Bank, Story City, and United Bank & Trust, Marshalltown. Additional information about Ames National Corporation can be found at www.amesnational.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides Ames National Corporation (the “Company”) with the opportunity to make cautionary statements regarding forward-looking statements contained in this Report, including forward-looking statements concerning the Company’s plans for integrating the operations of Iowa State Savings Bank (the “Bank”) and the Company’s future financial performance and asset quality. Any forward-looking statement contained in this Current Report on Form 8-K is based on management’s current beliefs, assumptions and expectations of the Company’s future plans and performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s plans for the Bank or the Company’s business, financial condition, liquidity, results of operations, asset quality and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the Company plans and results include, but are not limited to, the following: the Company’s ability to successfully integrate the operations of the Bank into its operations on a timely and cost effective basis; economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K. Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions. Undue reliance should not be placed on these forward-looking statements. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.